Exhibit 5.1
Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

December 1, 2017

Scorpio Tankers Inc.
9, Boulevard Charles III
Monaco 98000

Re:	Scorpio Tankers Inc.

Ladies and Gentlemen:
We have acted as counsel to Scorpio Tankers Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the "Company"), in connection with (i) the Company's public offering and sale (the "Offering") of 34,500,000 shares of its common stock, par value $0.01 per share (the "Shares"), which includes 4,500,000 shares that were sold pursuant to an option granted to the Underwriters (defined below) to purchase additional shares; (ii) the Underwriting Agreement dated November 29, 2017 (the "Underwriting Agreement"), among the Company and Clarksons Platou Securities, Inc., acting as the representative of each of the underwriters named on Schedule II thereto (collectively, the "Underwriters"); and (iii) the preparation of the Company's registration statement on Form F-3 (File No. 333-210284), which automatically became effective with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act") on March 18, 2016 (the "Registration Statement"), a prospectus included therein (the "Base Prospectus"), a preliminary prospectus supplement thereto dated November 28, 2017 (the "Preliminary Prospectus Supplement"), and a final prospectus supplement thereto dated November 29, 2017 (the "Final Prospectus Supplement," and together with the Base Prospectus, the "Prospectus"). Except as otherwise provided herein, capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.
We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Preliminary Prospectus Supplement; (iii) the Prospectus; (iv) the Underwriting Agreement; and (v) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.
Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands, the Shares have been duly authorized and validly issued and are fully paid for and non-assessable.
This opinion is limited to the laws of the Republic of the Marshall Islands as in effect on the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Company's Report on Form 6-K to be filed with the Commission on the date hereof, and to each reference to us and the discussions of advice provided by us under the heading "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours, /s/ Seward & Kissel LLP